Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 27, 2007, in the Amendment No. 2 to the Registration Statement (Form S-1 No. 333-146162) and related Prospectus of MAKO Surgical Corp. dated October 26, 2007.
/s/ Ernst & Young LLP
Certified Public Accountants
Fort Lauderdale, Florida
October 22, 2007